INSMED INCORPORATED
AMENDMENT TO
RESTRICTED UNIT AWARD AGREEMENT
UNDER THE 2017 INCENTIVE PLAN FOR U.S. EMPLOYEES

This Amendment to Restricted Unit Award Agreement under the 2017 Incentive Plan for U.S. Employees (this “Amendment”) is entered into as of [●], 2021 (the “Effective Date”) by and between Insmed Incorporated (the “Company”) and [●] (the “Grantee”). All terms used herein that are defined in the Insmed Incorporated 2017 Incentive Plan (as amended through the date hereof, the “Plan”) or the Agreement (defined below) have the same meaning given to them in the Plan or the Agreement, respectively.

    WHEREAS, the Company and the Grantee previously entered into the Restricted Unit Award Agreements under the 2017 Incentive Plan for U.S. Employees listed on Annex A hereto (the “Agreements”), pursuant to which the Company granted to the Grantee the RSU Awards identified on Annex A; and

WHEREAS, the Company and the Grantee mutually desire to amend the Agreements to reflect the Grantee’s irrevocable agreement to automatic sell on the open market a sufficient number of Underlying Shares required to satisfy any Federal, state, local or other taxes required by law to be withheld in respect of the vesting of the applicable RSU Award (“Withholding Obligations”).

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:

1.Section 10 of each Agreement is hereby amended and restated in its entirety as follows:

10.Taxes.

(a)    By accepting this Agreement, the Grantee hereby elects to either (A) sell Underlying Shares in an amount and at such time as is determined in accordance with this Section 10, and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (the “Sell to Cover”) to permit the Grantee to satisfy any Federal, state, local or other taxes required by law to be withheld in respect of the vesting of the applicable RSU Award (“Withholding Obligations”) that arise on future Vesting Dates or (B) make arrangements to the Administrator’s satisfaction under his or her existing 10b5-1 trading plan (“Existing 10b5-1 Plan”) to provide for the satisfaction of any Withholding Obligations that arise on future Vesting Dates. If the Grantee does not make arrangements satisfying any Withholding Obligations to the Administrator’s satisfaction under their Existing 10b5-1 Plan by the time of the next Vesting Date, then any such Withholding Obligations for the newly vested Underlying Shares will be satisfied through a Sell to Cover as outlined in Section 10(b) of this Agreement.

(b)    In the event of a Sell to Cover under this Agreement, the Grantee acknowledges and agrees as follows:

i.The Grantee irrevocably appoints Merrill Lynch, Pierce, Fenner & Smith Inc., or such other registered broker-dealer that is a member of the Financial

Industry Regulatory Authority, Inc. as the Administrator may select, as his or her agent (the “Agent”), and authorizes and directs the Agent to:

1.Sell on the open market at the then prevailing market price(s), on the Grantee’s behalf, as soon as reasonably practicable on or after each Vesting Date, the number (rounded up to the next whole number) of Underlying Shares that is sufficient to generate proceeds to cover (A) the Withholding Obligations arising from the vesting of the applicable portion of the RSU Award and the related issuance of Underlying Shares to the Grantee and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

2.Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligations;

3.Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Underlying Shares referred to in clause (1) above; and

4.Remit to the Grantee any remaining funds from the sale of Underlying Shares referred to in clause (1).

ii.The Grantee acknowledges that its agreement to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 10 are intended to comply with the requirements of Rule 10b5-1(c) under the Act and will be interpreted to comply with the requirements of Rule 10b5-1(c) (the Grantee’s agreement to Sell to Cover and the provisions of this Section 10, collectively, the “10b5-1 Plan”). The Grantee acknowledges that he or she is adopting the 10b5-1 Plan to permit the Grantee to satisfy Withholding Obligations. The Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Underlying Shares that must be sold to satisfy the Withholding Obligations.

iii.The Grantee acknowledges that the Agent is under no obligation to arrange for the sale of Underlying Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to their account. The Grantee further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Grantee acknowledges that it may not be possible to sell Underlying Shares as provided for in this 10b5-1 Plan due to (A) a legal or contractual restriction applicable to the Grantee or the Agent, (B) a market disruption, (C) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Act, (D) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (E) rules governing order execution priority on the national exchange where the Common Stock may be traded. If the Agent is not able to sell the Underlying Shares, then the Grantee shall continue to be responsible for the timely payment to the Company of all Withholding Obligations.

iv.The Grantee acknowledges that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to the Grantee for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the Agent’s reasonable control.

v.The Grantee agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 10 and the terms of this 10b5-1 Plan.

vi.The Grantee’s agreement to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Grantee has agreed to Sell to Cover and to enter into this 10b5-1 Plan, and Grantee acknowledges that they may not change this decision at any time in the future with respect to the RSU Award. This 10b5-1 Plan shall terminate on the earlier of:

1.the date on which the Withholding Obligations arising from the last vesting event in respect of the RSU Award and the related issuance of the Underlying Shares having been satisfied;

2.the Grantee’s, Administrator’s or Agent’s reasonable determination that: (a) the 10b5-1 Plan does not comply with Rule 10b5-1 or other applicable securities laws or (b) the Grantee has not complied with the 10b5-1 Plan, Rule 10b5-1 or other applicable securities laws;

3.receipt by the Agent of a written notice from the Company, Administrator or Grantee regarding: (a) a public announcement having been made of a tender or exchange offer involving the Company’s securities; (b) a definitive agreement having been announced relating to a merger, reorganization, consolidation or similar transaction in which the Underlying Shares covered by this 10b5-1 Plan would be subject to a lock-up provision or would be exchanged or converted into cash, securities or other property; (c) a sale having been made of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, or a transaction affecting the Company occurring in which the owners of the Company’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; (d) a dissolution or liquidation of the Company having taken place or being in process, or the commencement or impending commencement of any proceedings in respect of or triggered by the Company’s bankruptcy or insolvency; or (e) this 10b5-1 Plan or its attendant transactions possibly causing the breach of a contract or agreement to which the Company is a party or by which the Company is bound;
4.receipt by the Agent of written notice of the Grantee’s death or legal incapacity from the Administrator or the Company; or

5.receipt by the Agent of written notice of termination from the Grantee that is signed by the Administrator or the Company.

(c)    The Company shall have no obligation to deliver Underlying Shares until all applicable Withholding Obligations have been fully satisfied by the Grantee. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this RSU Award or the subsequent sale of any of the Underlying Shares. The Company does not commit and is under no obligation to structure this RSU Award to reduce or eliminate the Grantee’s tax liability.

2.Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

INSMED INCORPORATED
By: /s/ Sara Bonstein
Chief Financial Officer

The foregoing Amendment is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
By: /s/ /$ParticipantName$/

[Signature Page to Amendment to Restricted Unit Award Agreement]

Annex A
Amended Restricted Unit Award Agreements

Type of Grant	Grant Date	Number of Shares	Vesting Provisions
Restricted Stock Units
Restricted Stock Units